UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[ ]	Definitive Information Statement

HANDENI GOLD INC.
(Name of Registrant as Specified in Charter)

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HANDENI GOLD INC.
P.O. Box 33507,
Plot 82A, ITV Road, Mikocheni Light Industrial Area,
Dar es Salaam, the United Republic of Tanzania
Telephone: +255-222-70-00-84 and Facsimile: +255-222-70-00-52

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

This is a preliminary information statement (the "Information Statement") that is being filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14c-5 of the Securities Exchange Act of 1934. Handeni Gold Inc. intends to release a definitive information statement substantially in the form hereof to its shareholders on or about May 2, 2016.

April 20, 2016

To the Stockholders of Handeni Gold Inc.:

Notice is hereby given to holders of common stock, par value $0.001 per share of Handeni Gold Inc. (the "Company"), a Nevada corporation, of record at the close of business on the record date, April 18, 2016, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the proposed amendment to the Company's articles of incorporation (the "Articles of Incorporation") to effect a 1-for-150 reverse split of the Company's outstanding shares of common stock.

Please note that this is not a request for your vote or a proxy statement, but rather an Information Statement designed to inform you of the amendment to our Articles of Incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

SUMMARY OF PROPOSED AMENDMENT AND RELEVANT DATES

On March 11, 2016 our Board of Directors unanimously approved the amendment to our Articles of Incorporation (the "Certificate of Amendment") to effect a reverse split on a one-new for 150-old shares basis (1:150) of our outstanding shares of common stock (the "Reverse Split") such that our outstanding shares of common stock shall decrease from 321,416,654 shares to 2,142,778 shares. Our Board of Directors has fixed the close of business on April 18, 2016 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. There were 321,416,654 shares of our common stock issued and outstanding on April 18, 2016.

Subsequent to our Board of Directors' approval of the amendment, on April 18, 2016, the holders of the majority of the outstanding shares of common stock of our Company as of the record date provided written consent to the Reverse Split and the filing of the Certificate of Amendment in order to give effect to the Reverse Split. We will not file the Certificate of Amendment to our Articles of Incorporation until at least 20 days after the filing and mailing of this Information Statement in definitive form. We anticipate that the definitive Information Statement will be mailed on or about May 2, 2016 to all stockholders of record as of the record date, and that the definitive Information Statement will be filed with the SEC on the same date. We anticipate that the Certificate of Amendment to our Articles of Incorporation will be filed with the Nevada Secretary of State, and the Reverse Split will become effective, on or about May 24, 2016.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes, NRS 78.2055 provides that a corporation that desires to decrease the number of issued and outstanding shares of a class or series held be each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so it: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and (b) the proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series. In addition, NRS 78.320 provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Our Articles of Incorporation and bylaws do not restrict the provisions of NRS 78.2055 or NRS 78.320, or increase the proportion of the voting power required above only a majority.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

On March 11, 2016 our Board of Directors unanimously approved the Reverse Split, the form of Certificate of Amendment and the filing of the Certificate of Amendment to effect the Reverse Split.

As of the Record Date, we had 321,416,654 shares issued and outstanding. Stockholder approval for the Reverse Split and the filing of the Certificate of Amendment in order to give effect to the Reverse Split was obtained by written consent of stockholders owning 175,600,000 shares of our common stock, which represented approximately 54.63% of our issued and outstanding common stock on the Record Date.

The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A. The Certificate of Amendment will become effective when it is filed with the Nevada Secretary of State (the "Effective Date") following the expiration of the 20-day period mandated by Rule 14c-2 of the Exchange Act.

On the Effective Date 150 shares of our common stock will automatically be combined and changed into one share of our common stock. The table below sets forth, as of the Record Date and of the Effective Date, the number of issued and outstanding shares of our common stock and the number of authorized but unissued shares of our common stock, both before and after the proposed Reverse Split.

Capitalization Structure
	Capital Structure prior to Reverse Split (As of Record Date)	Capital Structure after Reverse Split (On Effective Date)
Issued and outstanding common stock	321,416,654	2,142,778
Reserved common stock (1)	40,000,000	266,667
Authorized but unissued and unreserved common stock	138,583,346	497,590,555

(1) Refers to shares reserved under our stock incentive plan, adopted on November 29, 2010 - (the "November 2010 Stock Incentive Plan"). As at May 31, 2015, 28,300,000 shares of common stock were issuable upon exercise of outstanding options, warrants and rights under the November 2010 Stock Incentive Plan and 10,700,000 shares remained available for future issuances.

Purposes for Reverse Split and Effects on Our Common Stock

As shown in the table above, the Reverse Split will reduce the number of issued and outstanding shares of our common stock and effectively increase the number of authorized and unissued shares of our common stock available for future issuance.

Unless the number of outstanding shares of our common stock is reduced by the Reverse Split, the number of shares outstanding upon the issuance of additional shares to investors will be so great that the per share value of our stock will be very small. A low stock price can have the effect of reducing the liquidity of a corporation's stock and our Board of Directors believes that it will not be in our best interests to have a very low per share stock price. Our Board of Directors hopes that the Reverse Split will result in a higher per share market price of our common stock. In addition, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. Our Board of Directors believes these issues are best addressed by increasing the value per share of our common stock, which we believe will occur as a result of the Reverse Split. Furthermore, our Board of Directors hopes that the Reverse Split will assist the Company with being able to qualify for the OTCQB operated by the OTC Markets Group Inc., as well as to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

On the Effective Date, 150 shares of Common Stock will automatically be combined and changed into one share of common stock. No additional action on our part or any stockholder will be required in order to effect the Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent approximately 0.67% of such pre-Reverse Split shares following the Effective Date.

No fractional shares of post-Reverse Split common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive a fractional share of post-Reverse Split common stock, will, upon surrender of their certificates representing shares of pre-Reverse Split common stock, receive, if they hold a fractional share a full share of our common stock in return.

We will obtain a new CUSIP number for our common stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every 150 shares of our common stock presently outstanding, without any action on the part of the stockholder, will represent one share of our common stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of our common stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

The Reverse Split could also have an anti-takeover effect, as the increase in authorized and unissued shares of our common stock resulting from the Reverse Split may make it more difficult for, or prevent or deter a third party from, acquiring control of the Company or changing our Board of Directors and management. See "Potential Anti-Takeover Effects of Certificate of Amendment" below for a more detailed discussion of the potential anti-takeover effects of the Reverse Split.

Potential Disadvantages to the Reverse Split

Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the Reverse Split so that reducing the number of shares outstanding by a factor of one hundred and fifty would increase the per share price by a value of one hundred and fifty. However, a reverse split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the Reverse Split, and there can be no assurance that the per share price will increase proportionately to the Reverse Split. If the per share price increases by a factor less than the one-new for 150-old shares reverse split, then the overall market capitalization of the Company will be reduced.

Increased Volatility. The Reverse Split will reduce our outstanding common stock to approximately 2,142,778 shares of our common stock. Of this amount, approximately 992,889 shares will be held by officers, directors, and stockholders owning in excess of 10% of our outstanding common stock. This will result in approximately 1,149,889 shares being held in the public float. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for our common stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Increased Transaction Costs. As a result of the Reverse Split, the number of shares held by each individual stockholder will be reduced to one-one hundred and fiftieth (1/150) of the number previously held. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to certain existing stockholders in the event they wish to sell all or a portion of their position.

Federal Income Tax Consequences of the Reverse Split

The combination of 150 shares of pre-Reverse Split common stock into one share of post-Reverse Split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split common stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Potential Anti-Takeover Effects of Certificate of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Split could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. However, the increase in the number of authorized and unissued shares of our common stock and the Reverse Split have been effected for the primary purpose of increasing our per share stock price, assist with being able to qualify for the OTCQB operated by the OTC Markets Group Inc., as well as to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our common stock or obtain control of the Company.

Our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we currently have no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, April 18, 2016, we had a total of 321,416,654 shares of common stock, $0.001 par value per share, issued and outstanding.

The following table sets forth, as of the record date of April 18, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Reginald Mengi Chairman and a director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	158,333,333(2)	47.77%
Reyno Scheepers President, Chief Executive Officer and a director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	5,500,000(3)	1.68%
William Lamarque Vice Chairman and a director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	400,000(4)	Less than 1%
Emmanuel Ole Naiko Director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	400,000(4)	Less than 1%
Douglas Boateng Director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	7,500,000(5)	2.28%
Gizman Abbas Director P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	400,000(4)	Less than 1%

Melinda Hsu Chief Financial Officer, Secretary and Treasurer P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania	1,000,000(6)	Less than 1%
Zoeb Hassuji Shareholder Bonite Bottlers, Moshi, Kilimanjaro, Tanzania	16,666,667	5.19%
Directors and Executive Officers as a Group (7 people)	173,533,333(7)	50.15%

Notes:

(1)       Based on 321,416,654 shares of common stock issued and outstanding as of April 18, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)       This figure includes (i) 133,333,333 shares of our common stock held by IPP Gold Limited, (ii) 15,000,000 shares of our common stock held by Handeni Resources Limited, and (iii) 10,000,000 fully vested stock options held by Mr. Mengi with an exercise price of $0.20 per share exercisable into 10,000,000 shares of our common stock.

(3)       This figure includes (i) 4,000,000 fully vested stock options held by Mr. Sheepers with an exercise price of $0.20 per share exercisable into 4,000,000 shares of our common stock, and (ii) 1,500,000 fully vested stock options held by Mr. Sheepers with an exercise price of $0.45 per share exercisable into 1,500,000 shares of our common stock.

(4)       This figure includes (i) 200,000 shares of our common stock, and (ii) 200,000 fully vested stock options with an exercise price of $0.08 per share exercisable into 200,000 shares of our common stock.

(5)       This figure includes (i) 4,500,000 fully vested stock options held by Mr. Boateng with an exercise price of $0.20 per share exercisable into 4,500,000 shares of our common stock, and (ii) 3,000,000 fully vested stock options held by Mr. Boateng with an exercise price of $0.45 per share exercisable into 3,000,000 shares of our common stock.

(6)       This figure includes 1,000,000 fully vested stock options held by Ms. Hsu with an exercise price of $0.11 per share exercisable into 1,000,000 shares of our common stock.

(7)       This figure includes (i) 148,933,333 shares of our common stock, and (ii) vested stock options to purchase 24,600,000 shares of our common stock.

DESCRIPTION OF THE COMPANY

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Our principal area of focus is the Handeni Gold Project located in the Handeni district, within the Tanga region of the Republic of Tanzania in East Africa, in which we have interests in mineral claims through prospecting licenses ("PLs") and/or primary mining licenses ("PMLs") issued by the government of the Republic of Tanzania.

None of our mineral claims contain any substantiated mineral deposits, resources or reserves of minerals to date. Exploration, including drilling of more than 10,000 meter of core, has been carried out on these claims, in particular the 4 PLs in the Handeni District. Accordingly, additional exploration of these mineral claims is required before any conclusion can be drawn as to whether any commercially viable mineral deposit may exist on any of our mineral claims. Our plan of operations is to continue exploration and drilling work in order to ascertain whether our mineral claims warrant further advanced exploration to determine whether they possess commercially exploitable deposits of minerals. We will not be able to determine whether or not any of our mineral claims contain a commercially exploitable mineral deposit, resource or reserve, until appropriate exploratory work has been completed and an economic evaluation based on that work concludes economic viability.

We are considered an exploration or exploratory stage company, because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on the properties underlying our mineral claim interests, and considerable further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.

We were incorporated on January 5, 2004 under the laws of the State of Nevada. Effective January 21, 2009, we effected a five for one stock split of our common stock and increased our authorized capital to 500,000,000 shares of common stock having a $0.001 par value. On February 14, 2012, the Company changed its name from Douglas Lake Minerals Inc. to Handeni Gold Inc.

Our principal office is currently located at P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania, with the phone number of +255 222 70 00 84 and the fax number of +255 222 70 00 52. Our Canadian office is located at Suite 200, 5700 Yonge Street, Toronto, ON, Canada, M2M 4K2, with the telephone number of 647-560-5548.

DISSENTER'S RIGHTS

Under Nevada law stockholders are not entitled to dissenter's rights of appraisal with respect to our Company's proposed Certificate of Amendment to its Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the Company's common stock. All members of the Board of Directors of the Company approved the proposal discussed above on March 11, 2016. To our knowledge, no director has advised that he intends to oppose the Reverse Split and the related Certificate of Amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board of Directors.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at +255 222 70 00 84 or by mail to the Company's address at:

P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area
Dar es Salaam, the United Republic of Tanzania
Attention: The President.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information that the Company has filed with the SEC, may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC, U.S.A., 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

HANDENI GOLD INC.

By:
       /s/ Reyno Scheepers
       Reyno Scheepers
       President, Chief Executive Officer and a Director

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Schedule A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.        Name of corporation (hereinafter referred to as the "Corporation"):

Handeni Gold Inc.

2.        The Articles of Incorporation have been amended as follows (provide article numbers, if available):

ARTICLE 8
REVERSE COMMON STOCK SPLIT

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-150 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 150 shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be cancelled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3.        The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.63%.

4.        Effective date of filing (optional): Date:__________ Time: ________

5.        Signature (required):

X________________________________________
Signature of Officer

*        If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

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